UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): February 28, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry of a Material Definitive Agreement.

Assignment Agreement with Laurus Master Fund, Ltd.

As previously disclosed in our Current Report on Form 8-K filed on July 5, 2007 with the U.S. Securities and Exchange Commission (“SEC”), Latin Node, Inc., a subsidiary of the Company (“Latin Node”), entered into a $13 million debt financing transaction with Laurus Master Fund, Ltd. (“Laurus”) pursuant to the terms of a Security Agreement and various related loan documents, each dated June 29, 2007, by and among Laurus, Elandia, Latin Node and various subsidiaries of Latin Node (the “Latin Node Loan”). Pursuant to the terms of an Assignment Agreement dated February 29, 2008 (the “Assignment Agreement”), Laurus has assigned to Elandia all of its rights in the Security Agreement, the promissory notes, guaranty, equity pledge agreements and other loan and security documents executed in connection with the Latin Node Loan. In connection with the Assignment Agreement, Laurus has also agreed to the cancellation of a warrant to purchase 956,522 shares of our common stock and an associated registration rights agreement, each issued in connection with the Latin Node Loan. In consideration for the assignment of the documents evidencing the Latin Node Loan, we paid Laurus an aggregate amount of $6,965,455.97 representing the sum of (a) the unpaid principal balance of, and accrued interest on, the Latin Node Loan and (b) unpaid fees due to Laurus pursuant to the loan documents.

First Amendment to Preferred Stock Purchase Agreement

As previously disclosed in our Current Report on Form 8-K filed with the SEC on February 22, 2008, effective February 20, 2008 we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Stanford International Bank Ltd., our principal stockholder (“SIBL”), pursuant to which SIBL agreed to purchase from us for an aggregate purchase price of $40 million (i) up to 5,925,926 shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and (ii) warrants granting to SIBL, and/or its assigns, the right to purchase up to 4,158,000 shares of our common stock (the “Warrants”). The Purchase Agreement provided that the Series B Preferred Stock would be funded in increments of $2 million on a weekly basis for 20 weeks, with the first increment to be funded within one week following the appointment of a Chief Executive Officer of the Company.

Pursuant to the terms of a First Amendment to Preferred Stock Purchase Agreement (“the Amendment”), SIBL agreed to accelerate the funding of $8 million under the Purchase Agreement through the purchase of 1,185,184 shares of Series B Preferred Stock and the Warrants to purchase 4,158,000 of our common stock on February 28, 2008. The proceeds of this funding were used for the payment to Laurus associated with the Assignment Agreement described above, and the balance is to be used for our general working capital needs.

Collateral Participation Agreement

In connection with the Amendment, on February 28, 2008, we entered into a Collateral Participation Agreement with SIBL (the “Participation Agreement”). Pursuant to the Participation Agreement, we granted SIBL various participation rights to the collateral previously granted to Laurus under the terms of the Latin Node Loan and assigned to us pursuant to the Assignment Agreement. The participation rights will serve as additional collateral securing our obligations to SIBL under certain loans previously made to us in the aggregate principal amount of $30.3 million. The participation rights include the right to declare an event of default under the Latin Node Loan and to receive payments from Latin Node thereunder.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transactions. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Assignment Agreement, Amendment and Participation Agreement attached as exhibits to this Current Report and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Assignment Agreement, dated February 29, 2008, by and among Laurus, Valens U.S. SPV I, LLC and eLandia.

10.2	First Amendment to Preferred Stock Purchase Agreement, dated February 28, 2008, by and between eLandia and SIBL.

10.3	Collateral Participation Agreement, dated February 28, 2008, by and between eLandia and SIBL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: March 5, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Assignment Agreement, dated February 29, 2008, by and among Laurus, Valens U.S. SPV I, LLC and eLandia.

10.2	First Amendment to Preferred Stock Purchase Agreement, dated February 28, 2008, by and between eLandia and SIBL.

10.3	Collateral Participation Agreement, dated February 28, 2008, by and between eLandia and SIBL.

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